UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2023

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Unit Purchase Agreement

On June 4, 2023, Odyssey Marine Exploration, Inc. (“Odyssey”), Odyssey Minerals Cayman Limited, a wholly owned subsidiary of Odyssey (the “Purchaser”), and Ocean Minerals, LLC (“OML”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchaser agreed to purchase, and OML agreed to issue and sell to the Purchaser, an aggregate of 733,497 membership interest units of OML (the “Purchased Units”) for a purchase price of $15.0 million. After giving effect to the issuance and sale of all the Purchased Units, the Purchased Units represent 13% of the issued and outstanding membership interest units of OML (based upon the number of membership interest units outstanding on June 1, 2023).

The initial closing with respect to the Purchased Units will occur on date to be agreed by the parties, but no later than June 30, 2023. At the initial closing, OML will issue 293,399 of the Purchased Units to the Purchaser in exchange for (a) a payment of $1.0 million in cash by the Purchaser to OML and (b) Odyssey’s transfer to OML of all the outstanding shares of Odyssey Retriever, Inc., a wholly owned subsidiary of Odyssey, valued by the parties at $5.0 million. In one or more closings to be held no later than the three-month anniversary of the initial closing date, OML will issue an additional 195,599 of the Purchased Units to the Purchaser for an aggregate purchase price of $4.0 million paid to OML. A final closing with respect to the Purchased Units will occur on the earlier of (x) the date that is 30 days after OML notifies that it has received (and provided a copy to Odyssey of) a specified resource report providing an indicated resource estimate for the area covered by OML’s exploration license or (y) the first anniversary of the initial closing. At the final closing, OML will issue an additional 244,499 of the Purchased Units to the Purchaser for an aggregate purchase price of $5.0 million paid to OML.

The Purchase Agreement also provides the Purchaser the right, but not the obligation, at any time and from time to time prior to the 18-month anniversary of the initial closing, to purchase up to an additional 1,466,993 membership interest units of OML (the “Optional Units”) at a purchase price equal to $20.45 per membership interest unit. If the Purchaser has not purchased all the Optional Units prior to the 18-month anniversary of the initial closing, the Purchaser may purchase any of such unpurchased Optional Units at a price equal to 90.0% of the purchase price per membership interest unit paid in the most recent sale of membership interest units by OML immediately prior to such discounted purchase of Optional Units by the Purchaser.

The Purchase Agreement also sets forth customary representations, warranties, and covenants of the parties and customary conditions to closing and termination provisions.

Equity Exchange Agreement

In connection with the transactions contemplated by the Purchase Agreement, Odyssey and the existing members of OML will enter into an Equity Exchange Agreement (the “Exchange Agreement”) pursuant to which such members of OML will have the right, but not the obligation, to exchange membership interest units of OML held by them for shares of Odyssey’s common stock, exercisable at any time and from time to time during the period beginning on the six-month anniversary of the date of the Exchange Agreement and ending on the date that is the earliest of (a) the date on which a dissolution event occurs with respect to OML, (b) the date on which a material adverse effect occurs with respect to OML, and (c) the date that is 18 months after the date of the Exchange Agreement. If a member of OML elects to exchange membership interest units of OML for shares of Odyssey’s common stock, the number of shares of Odyssey’s common stock such member will receive will equal the product of (x) the number of membership interest units such member desires to exchange, multiplied by (y) a fraction, the numerator of which is the per unit value of the membership interest units and the denominator of which is the per share value of the shares of Odyssey’s common stock, in each case determined pursuant to the Exchange Agreement. Under the terms of the Exchange Agreement, the per unit value of the membership interest units means the greater of $20.45 and the purchase price per membership interest unit paid in the most recent sale of membership interest units by OML, and the per share value of the shares of Odyssey’s common stock means the greater of the “Minimum Price,” as defined in NASDAQ Rule 5635(d), and the five-day volume-weighted average price per share of the common stock.

Notwithstanding anything in the Exchange Agreement to the contrary, the aggregate maximum number of shares of Odyssey’s common stock that may be issued under the Exchange Agreement will not (a) exceed 19.9% of the number of outstanding shares of Odyssey’s common stock immediately prior to the date of the Exchange Agreement, (b) exceed 19.9% of the combined voting power of the outstanding voting securities of Odyssey immediately prior to the date of the Exchange Agreement, or (c) otherwise exceed such number of shares of Odyssey’s common stock that would violate applicable listing rules of the NASDAQ Capital Market.

Contribution Agreement

In connection with the transactions contemplated by the Purchase Agreement, Odyssey, the Purchaser, and OML will also enter into a Contribution Agreement pursuant to which additional membership interest units of OML may be issued to the Purchaser in consideration of the contribution to OML by Odyssey from time to time of certain property or other assets and services with an aggregate value of up to $10.0 million. If OML desires for Odyssey to contribute property, other assets, or services to OML, OML will deliver a request to that effect to Odyssey. If Odyssey elects to contribute the property, other assets, or services requested by OML, the parties will work in good faith to determine and agree upon the value attributable to such property, other assets, or services. With respect to property or other assets contributed by Odyssey, the attributed value will be the fair market value of such property or other assets. With respect to services contributed by Odyssey, the attributed value generally will be Odyssey’s cost to provide such services plus a reasonable margin. The number of membership interest units issuable to Odyssey for contributed property, other assets, or services will be the attributed value of such property, other assets, or services divided by $20.45.

The foregoing descriptions of the Purchase Agreement, the Exchange Agreement, and the Contribution Agreement are summaries, do not purport to be a complete description of all the terms thereof, and are qualified in their entirety by reference to the Purchase Agreement, the Exchange Agreement, and the Contribution Agreement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively.

Item 8.01	Other Events.

On June 5, 2023, Odyssey issued a press release announcing the matters described in Item 1.01 above and other information. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

10.1	Unit Purchase Agreement, dated June 4, 2023, among Odyssey Marine Exploration, Inc., Odyssey Minerals Cayman Limited, and Ocean Minerals, LLC.

10.2	Form of Equity Exchange Agreement among Odyssey Marine Exploration, Inc. and the members of Ocean Minerals, LLC.

10.3	Form of Contribution Agreement among Odyssey Marine Exploration, Inc., Odyssey Minerals Cayman Limited, and Ocean Minerals, LLC.

99.1	Press release issued by Odyssey on June 5, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: June 5, 2023	By:	/s/ Christopher E. Jones
Christopher E. Jones
Chief Financial Officer